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                                                                Exhibit 10.jj


                      SECOND AMENDMENT TO HUFFY CORPORATION
                         1990 DIRECTORS' RETIREMENT PLAN
                      -------------------------------------


This Second Amendment is made and effective as of February 15, 1996 to the Huffy Corporation 1990 Directors' Retirement Plan (the "Plan"), adopted on January 27, 1990 by the Board of Directors of Huffy Corporation (the "Company"), as amended by the First Amendment of even date herewith, under the following circumstances:

A. Section 9 of the Plan permits the Board of Directors to amend and/or terminate the Plan at any time; and

B. On February 15, 1996, the Board of Directors approved that, effective April 26, 1996, the Plan is amended to discontinue the Plan, on the terms and conditions set forth below.

NOW, THEREFORE, the Plan shall be amended as follows:

1. DEFINITIONS. All capitalized terms herein, unless otherwise specifically defined in this Amendment, shall have the meanings given to them in the Plan.

2. AMENDMENT. Section 3, BENEFIT AND ELIGIBILITY, shall be amended in its entirety, as set forth below:

           "This Plan shall apply to Directors retiring after January 27, 1990, the effective date of the Plan. Effective April 26, 1996, the Plan is terminated with then current, partially-vested Directors to be credited for service through the end of their current three-year term and with retirement benefits for vested former Directors and vested current Directors to be paid in accordance with the Plan's terms. A Director shall qualify as an Eligible Director if such Director upon retirement from the Board of Directors, in accordance with the preceding sentence, satisfies either of the following criteria: (i) the Director is a non-employee Director who has served five (5) years or more as a Director, or (ii) the Director is a former employee Director who has served five (5) years or more as a Director after retirement or termination of service as an Employee of the Corporation."

3. AMENDMENT. The first sentence in Section 9 is hereby amended in its entirety as follows:

              "SECTION 9. EFFECTIVE DATE; AMENDMENT AND TERMINATION; AND EXPENSES. The Plan shall become effective as of January 27, 1990 and shall terminate effective as of April 26, 1996, subject to the provisions of Section 3 and this Section 9."


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4.    EFFECTIVE DATE AND AFFIRMATION.  This Amendment shall be effective as of
      February 15, 1996. Except as amended hereby and the amendment contained in the First Amendment of even date herewith, the Plan remains unchanged and in full force and effect.

IN WITNESS WHEREOF, this Second Amendment has been executed as of February 15, 1996.


                                              HUFFY CORPORATION


                                              By /S/ Nancy A. Michaud
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